Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 138,566,094.00	0.0001381	$ 19,135.98
Fees Previously Paid
	Total Transaction Valuation:	$ 138,566,094.00
	Total Fees Due for Filing:			$ 19,135.98
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 14,421.70
	Net Fee Due:			$ 4,714.28
Offering Note
[1]	Calculated as the aggregate maximum purchase price for limited liability company interests ("Shares") of StepStone Private Credit Fund LLC (the "Company"), based upon the net asset value per Share as of June 30, 2026 of $25.83. This amount is based upon the offer to purchase up to 5,364,541 Shares. (2) Calculated at $138.10 per $1,000,000.00 of the Transaction Valuation in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified by Section 6(b) Filing Fee Rate Advisory for Fiscal Year 2026. (3) An aggregate fee of $1,841.68 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on November 1, 2023 (the "November 2023 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the November 2023 Schedule TO-I filed on December 1, 2023 was $0, as no Shares were tendered in connection with the related tender offer. An aggregate fee of $618.37 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on February 1, 2024 (the "February 2024 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the February 2024 Schedule TO-I filed on March 5, 2024 was $0, as no Shares were tendered in connection with the related tender offer. An aggregate fee of $700.67 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on May 1, 2024 (the "May 2024 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the May 2024 Schedule TO-I filed on July 26, 2024 was $245.59, as $1,663,888.57 of Shares were tendered in connection with the related tender offer. An aggregate fee of $1,204.28 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on August 1, 2024 (the "August 2024 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the August 2024 Schedule TO-I filed on October 29, 2024 was $323.52, as $2,191,830.18 of Shares were tendered in connection with the related tender offer. An aggregate fee of $1,432.01 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on November 1, 2024 (the "November 2024 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the November 2024 Schedule TO-I filed on January 31, 2025 was $266.76, as $1,742,370.97 of Shares were tendered in connection with the related tender offer. An aggregate fee of $2,054.05 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on February 3, 2025 (the "February 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the February 2025 Schedule TO-I filed on April 30, 2025 was $1,148.92, as $7,504,354.12 of Shares were tendered in connection with the related tender offer. An aggregate fee of $2,322.88 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on May 1, 2025 (as amended on June 20, 2025, the "May 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the May 2025 Schedule TO-I filed on September 11, 2025 was $0, as no Shares were tendered in connection with the related tender offer. An aggregate fee of $9,606.81 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on August 1, 2025 (the "August 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the August 2025 Schedule TO-I filed on October 31, 2025 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $9,606.81 filing fee paid in connection with the August 2025 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I. An aggregate fee of $2,231.26 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on November 3, 2025 (the "November 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the November 2025 Schedule TO-I filed on January 30, 2026 was $19.55, as $141,554.75 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $2211.71 portion of the filing fee paid in connection with the November 2025 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I. An aggregate fee of $1,054.19 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on February 5, 2026 (the "February 2026 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the February 2026 Schedule TO-I filed on April 10, 2026 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $1,054.19 filing fee paid in connection with the February 2026 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I. An aggregate fee of $1,548.99 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on May 1, 2026 (the "May 2026 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the May 2026 Schedule TO-I filed on July 27, 2026 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $1,548.99 filing fee paid in connection with the May 2026 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	1		Schedule TO	005-94201	08/01/2025		$ 9,606.81
Fee Offset Claims	2		Schedule TO	005-94201	08/01/2025		$ 2,211.71
Fee Offset Claims	3		Schedule TO	005-94201	08/01/2025		$ 1,054.19
Fee Offset Claims	4		Schedule TO	005-94201	08/01/2025		$ 1,548.99
Fee Offset Sources		StepStone Private Credit Fund LLC	Schedule TO	005-94201		08/01/2025		$ 9,606.81
Fee Offset Sources		StepStone Private Credit Fund LLC	Schedule TO	005-94201		11/03/2025		$ 2,211.71
Fee Offset Sources		StepStone Private Credit Fund LLC	Schedule TO	005-94201		02/05/2026		$ 1,054.19
Fee Offset Sources		StepStone Private Credit Fund LLC	Schedule TO	005-94201		05/01/2026		$ 1,548.99
Explanation of the basis for claimed offset:
[1]	An aggregate fee of $9,606.81 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on August 1, 2025 (the "August 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the August 2025 Schedule TO-I filed on October 31, 2025 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $9,606.81 filing fee paid in connection with the August 2025 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

[2]	An aggregate fee of $2,231.26 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on November 3, 2025 (the "November 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the November 2025 Schedule TO-I filed on January 30, 2026 was $19.55, as $141,554.75 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $2,211.71 portion of the filing fee paid in connection with the November 2025 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

[3]	An aggregate fee of $1,054.19 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on February 5, 2026 (the "February 2026 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the February 2026 Schedule TO-I filed on April 10, 2026 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $1,054.19 filing fee paid in connection with the February 2026 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

[4]	An aggregate fee of $1,548.99 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94201) on May 1, 2026 (the "May 2026 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the May 2026 Schedule TO-I filed on July 27, 2026 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $1,548.99 filing fee paid in connection with the May 2026 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.